SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       Rule 13e-3 Transaction Statement
      (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)

                            HOLLY PRODUCTS, INC.
                            (Name of the Issuer)

                            HOLLY PRODUCTS, INC.
                   (Name of Person(s) Filing Statement)

                             Series D Preferred
                       (Title of Class of Securities)

                    (CUSIP Number of Class of Securities)

              200 Monument Road, Suite 10, Bala Cynwyd, PA 19004
          (Name, Address and Telephone Number of Person Authorized
              to Receive Notices and Communications on Behalf of
                          Person(s) Filing Statement)

This statement is filed in connection with (check the appropriate box):

a. [x] The filing of solicitation material or an information statement subject to Regulation 14A [17 CFR 240.14a-1 to 240.14b-1], Regulation 14C [17 CFR 240.14c-1 to 240.14c101] or Rule 13e-3(c) [&ordm;240.13e-3(c)]
        under the Securities Exchange Act of 1934.

b.  [ ] The filing of a registration statement under the Securities
        Act of 1933.

c.  [ ] A tender offer.

d.  [ ] None of the above.

Check the following box if the soliciting materials or information statement
referred to in checking box (a) are preliminary copies:  [   ]
Calculation of Filing Fee

          Transaction                          Amount of filing fee
           valuation *
          $853,070.00                                $170.82

* Represents the number of shares of common stock proposed to be exchanged for the shares of preferred stock which would be eliminated as a result of this 13e-3 transaction, multiplied by the bid price of such common stock on a date within 5 business days of this filing.

[  ]  Check box if any part of the fee is offset as provided by Rule 0-11
(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form or Registration No.:

Filing Party:

                             Holly Products, Inc.
                       CROSS REFERENCE SHEET PURSUANT
                  TO GENERAL INSTRUCTION F OF SCHEDULE 13E-3

Schedule 13E-3
Item Number and Caption              Heading in Proxy Statement filed
pursuant to Regulation 14A

1.  Issuer and Security Subject      Cover page of Proxy Statement; Proposal
    to the Transaction               No. 6 - General ; Proposal No. 6 -
                                     Certain Market Information.


2.  Identity and Background          Cover page of Proxy Statement; Proposal
                                     No. 1 Election of Directors.


3.  Past Contacts, Transactions      Not applicable.
    or Negotiations


4.  Terms of the Transaction         Proposal No. 6


5.  Plans or Proposals of the        Proposal No. 3; Proposal No. 4; Proposal
    Issuer or Affiliate              No. 6.


6.  Source and Amounts of Funds      Cost of Solicitation
    or Other Consideration


7.  Purpose(s), Alternatives,        Proposal No. 6 - Effects on the
    Reasons and Effects              Recapitalization on the Holders of Series
                                     D Preferred Stock; - Purposes of
                                     Recapitalization.


8.  Fairness of the Transaction      Proposal No. 6 - Effects of the
                                     Recapitalization on the Holders of Series
                                     D Preferred Stock; - Fairness of the
                                     Recapitalization; - Tax Consequences; -
                                     Required Shareholder Vote.


9.  Reports, Opinions, Appraisals,   Proposal No. 6 - Fairness of the
    and Certain Negotiations         Transaction

10. Interest in Securities of the    Proposal No. 6 - General
    Issuer

11. Contracts, Arrangements or       None
    Understandings with Respect
    to the Issuer's Securities


12. Present Intention and            Not Applicable:  See Proposal No. 6 -
    Recommendation of Certain        General
    Persons with Regard to the
    Transaction


13. Other Provisions of the          Proposal No. 6 - Voting and Appraisal
    Transactions                     Rights


14. Financial Information            Financial Information


15. Persons and Assets Employed,     None
    Retained or Utilized


16. Additional Information           None


17. Exhibits                         None

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  November 15, 1996




                                       __/s/ William Patrowicz______________
                                         William Patrowicz, President